 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 60 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated February 18, 2014, relating to the financial statements and financial highlights appearing in the December 31, 2013 Annual Reports to Shareholders of Vanguard Balanced Index Fund and Vanguard Managed Payout Distribution Focus Fund, Vanguard Managed Payout Growth and Distribution Fund and Vanguard Managed Payout Growth Focus Fund (comprising Vanguard Valley Forge Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

March 24, 2014